SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 27, 2012

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreements for Purchase and Sale of Units in New PE Holdco LLC

On June 27, 2012, Pacific Ethanol, Inc. (the “Company”) entered into Agreements for Purchase and Sale of Units in New PE Holdco LLC (“Agreements”) dated as of June 21, 2012 with various holders (“Sellers”) of ownership interests in New PE Holdco LLC. Under the Agreements, the Company is to purchase from the Sellers an aggregate of 33% of the outstanding ownership interests in New PE Holdco LLC. The aggregate purchase price of the ownership interests is $20.0 million, payable at least $10.0 million in cash with the balance in principal amount of Senior Unsecured Notes (“Notes”) issued to the Sellers.  The Agreements contain customary representations and warranties, and conditions to closing, including a financing condition for the Company to raise sufficient proceeds to fund the $10.0 million cash portion of the purchase price, a condition for the Company to simultaneously close on the full 33% of ownership interests and a condition for the Company to receive satisfactory evidence of an amendment to credit facilities of plants in which the Company is an indirect owner. The amendment to the credit facilities extends the maturity date in respect of $46.7 million of combined term debt and revolving credit from June 25, 2013 to June 30, 2016. In addition, certain lenders under the credit facilities have agreed to increase the amount of the $35.0 million revolving credit facility to up to $40.0 million to provide an additional $5.0 million in immediate liquidity for the plants’ operations.

The Notes are to be due nine months after the closing under the Agreements and are to accrue interest at a rate of 5% per annum. The Company will be required to prepay the Notes ratably with any net cash proceeds from any asset sales, other than certain permitted sales, and any net cash proceeds from any future equity or debt issuances and insured property casualty events. The Notes will also contain customary events of default and a number of affirmative and restrictive covenants, including with respect to material adverse changes, changes of control and fundamental corporate transactions, the incurrence of indebtedness, the existence of liens, corporate payments, and redemptions and cash dividends in respect of the Company’s capital stock.

Upon the closing under the Agreements, the Company’s ownership interest in New PE Holdco LLC will increase to 67.25%.

The description of the Agreements and the Notes does not purport to be complete and is qualified in its entirety by reference to the form of the Agreement, including its exhibits, which is filed as Exhibit 10.1 to this report and is incorporated herein by this reference.

Item 8.01	Other Events

On June 27, 2012, the Company issued a press release announcing the Agreements.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Number	Description

10.1	Form of Agreement for Purchase and Sale of Units in New PE Holdco LLC dated as of June 21, 2012(*)
99.1	Press Release dated June 27, 2012(*)

(*)
Filed herewith. All of the agreements filed as exhibits to this report contain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2012	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Number	Description

10.1	Form of Agreement for Purchase and Sale of Units in New PE Holdco LLC dated as of June 21, 2012

99.1	Press Release dated June 27, 2012